POWER OF ATTORNEY  I hereby constitute and appoint each of Rebecca Hilt, Aaron Perlitsh and John Morberg, each acting  alone, as my true and lawful attorney‐in‐fact to:    (1) execute  for and on behalf of  the undersigned any application  for access codes  to  the  United States Securities and Exchange Commission (the “SEC”) filing system, as well as  apply for any amendments, renewals, update or replacements of such codes,  including  without limitation any Form ID and filing of same with the SEC;  (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer  and/or  director  of  Lifecore  Biomedical,  Inc.  (the  “Company”),  Forms  3,  4  and  5  in  accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the  “Act”), and the rules thereunder;    (3) do and perform any and all acts  for and on behalf of  the undersigned which may be  necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file  such form with the SEC and any stock exchange or similar authority; and  (3)    take any other action of any type whatsoever in connection with the foregoing which, in  the opinion of such attorney‐in‐fact, may be of benefit to, in the best interest of, or legally  required by, the undersigned, it being understood that the documents executed by such  attorney‐in‐fact on behalf of the undersigned pursuant to this Power of Attorney shall be  in such form and shall contain such terms and conditions as such attorney‐in‐fact may  approve in such attorney‐in‐fact’s discretion.  The undersigned hereby grants to each of the attorney‐in‐fact full power and authority to do and  perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise  of any of the rights and powers herein granted, as fully to all  intents and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation, hereby ratifying and  confirming all the acts such attorney‐in‐fact shall lawfully do or cause to be done by virtue of this power  of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the  foregoing attorneys‐in‐fact, in serving in such capacity at the request of the undersigned, is not assuming  any of the undersigned’s responsibilities to comply with Section 16 of the Act.    This Power of Attorney shall  remain  in  full  force and effect until  the undersigned  is no  longer  required  to  file  Forms  3,  4  and  5 with  respect  to  the  undersigned’s  holdings  of  and  transactions  in  securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered  to each of the foregoing attorneys‐in‐fact.  IN WITNESS WHEREOF,  the undersigned has caused this Power of Attorney  to be executed as  of the date set forth below.    / s / Paul Josephs    Date:                 5/1/2024